UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2016

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 23, 2016, Waddell & Reed Financial, Inc. (the “Company”) announced that Henry J. Herrmann, Chairman of the Board and Chief Executive Officer of the Company will be retiring as Chief Executive Officer effective August 1, 2016.  Mr. Herrmann will remain on the Board of Directors (the “Board”) as non-executive Chairman of the Board and a Class III director.

Upon Mr. Herrmann’s retirement, he will be entitled to receive benefits pursuant to the terms of the Company’s 401(k) and Thrift Plan, Retirement Income Plan and Supplemental Executive Retirement Plan and his unvested shares of the Company’s Class A restricted stock will continue to vest pursuant to the terms of the respective restricted stock award agreements in conjunction with his continued service as a director.  After his retirement, Mr. Herrmann, as a non-employee director, will be eligible to receive compensation pursuant to the Company’s director compensation program set forth in the Company’s Corporate Governance Guidelines and described in the section entitled “Compensation of Directors” in the Company’s proxy statement filed with the Securities and Exchange Commission on February 26, 2016.

The Board appointed Philip J. Sanders, 56, Chief Executive Officer of the Company, effective August 1, 2016.  Mr. Sanders will remain Chief Investment Officer of the Company, but will no longer serve as portfolio manager for the Company’s affiliated large cap growth mutual fund and institutional account product suite upon his appointment as Chief Executive Officer.  Effective August 1, 2016, the Board approved an increase to the size of the Board to nine members and the appointment of Mr. Sanders to serve as a Class III director for a term expiring at the Annual Meeting of Stockholders in 2019.  Upon his appointment as Chief Executive Officer, Mr. Sanders will no longer participate in the Portfolio Managers Revenue Sharing Plan for Flow Accounts and his Employment Agreement as portfolio manager will terminate.

Mr. Sanders has been Senior Vice President and Chief Investment Officer of the Company since February 2011. He has served as Chief Investment Officer of Waddell & Reed Investment Management Company (“WRIMCO”) and Ivy Investment Management Company (“IICO”) since August 2010, as Senior Vice President of WRIMCO since July 2000 and as Senior Vice President of IICO since April 2003. Prior to that, he served as Vice President of WRIMCO from January 1999 to July 2000. He is also a Vice President and portfolio manager of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds and Ivy Funds Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Mr. Sanders joined the Company as a mutual fund portfolio manager in August 1998.

There is no arrangement or understanding between Mr. Sanders and any other person pursuant to which he was appointed as an officer or director of the Company and there are no familial relationships between Mr. Sanders and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Mr. Sanders has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 7.01:                              REGULATION FD DISCLOSURE.

A copy of the May 23, 2016 press release announcing Mr. Herrmann’s retirement and the appointment of Mr. Sanders is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

99.1                        Press Release dated May 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: May 24, 2016	By:	/s/ Brent K. Bloss
Brent K. Bloss
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 23, 2016.